UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016 (September 2, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Nasdaq Extension

As previously reported in a Current Report on Form 8-K dated July 12, 2016, on July 11, 2016, Inventergy Global, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company an extension to regain compliance with the Nasdaq continued listing requirements, subject to the Company completing certain transactions prior to August 31, 2016 and October 15, 2016, both of which were expected to result in the Company regaining compliance with the $2.5 million stockholders’ equity requirement. On September 2, 2016, the Company received notice from Nasdaq that the Panel had granted the Company an extension to complete the transactions by September 30, 2016 and October 15, 2016, respectively. There can be no assurance that the Company will be able to satisfy the conditions required for the extension.

On September 6, 2016, the Company issued a press release announcing the extension. A copy of the press release is attached hereto as Exhibit 99.1.

Amendment of Fortress Agreement

As previously reported in a Current Report on Form 8-K dated August 25, 2016, on August 19, 2016, the Company, Inventergy, Inc., its wholly owned subsidiary, and certain affiliates of Fortress Investment Group LLC (“Fortress”) entered into a fourth amendment (the “Amendment”) to the Amended and Restated Revenue Sharing and Note Purchase Agreement, originally entered into by the parties on October 1, 2014. In connection with the Amendment, the Company issued Fortress a warrant (the “Warrant”) to purchase 1,000,000 shares of the Company’s common stock at a purchase price of $2.005 per share. A copy of the Warrant and the Amendment are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Description
4.1	Form of Common Stock Purchase Warrant (included in Exhibit 10.1).

10.1	Fourth Amendment to the Amended and Restated Revenue Sharing and Note Purchase Agreement and Amendment to Security Agreement and Warrant, dated as of August 19, 2016, among Inventergy Global, Inc., Inventergy Inc., DBD Credit Funding LLC and Drawbridge Special Opportunities Fund LP. *

99.1	Press Release, dated September 6, 2016.

*Portions of this Exhibit have been redacted pursuant to a request for confidential treatment. The redacted portions have been separately filed with Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer